EXHIBIT 99.1

Contact:	F. Michael Johnson
Chief Financial Officer
(251) 431-7813

BANCTRUST FINANCIAL GROUP, INC. REPORTS IMPROVED
THIRD QUARTER RESULTS

Reports Increase in Net Income and Improved Credit Metrics

MOBILE, Ala. (October 29, 2009) – BancTrust Financial Group, Inc. (NASDAQ: BTFG) today reported its financial results for the third quarter and nine months ended September 30, 2009.  The Company reported net income available to common shareholders of $30,000, or $0.00 per fully diluted share, for the third quarter of 2009 compared with net income of $223,000, or $0.01 per fully diluted share, for the third quarter of 2008. Net income before the preferred stock dividend was $786,000 in the third quarter of 2009 compared to $223,000 for the same period in 2008.  For the first nine months of 2009, BancTrust reported a net loss of $124.7 million, or $7.08 per diluted share, compared with net income of $4.7 million, or $0.27 per diluted share, in the first nine months of 2008.  The 2009 nine month results include a $97.4 million ($5.53 per diluted share) non-cash write-off of goodwill.  The 2009 earnings per share were also diminished by preferred stock dividends of $756,000, or $0.04 per diluted share, for the third quarter and $2.3 million, or $0.13 per share, for the first nine months.  No comparable preferred dividends were paid in 2008.

“BancTrust’s results in the third quarter compared to the prior two quarters benefitted from growth in our net interest margin,” stated W. Bibb Lamar, Jr., President and Chief Executive Officer of BancTrust. “We’ve made further progress in stabilizing our loan portfolio since mid-year, and our improved credit metrics highlight our success.  Our non-performing loans were down almost 5% since June 30, 2009.

“Our outlook for the fourth quarter is positive based on our current credit trends and the recovery we are experiencing in certain key markets, including Mobile,” continued Mr. Lamar.  “We remain focused on reducing our non-performing assets through workouts on non-performing loans and sales of other real estate.  We believe these steps are key to building our profitability in future quarters.”

Third Quarter Results

Net interest revenue increased to $13.6 million in the third quarter of 2009 compared with $12.4 million in the linked second quarter of 2009.  The increase was enhanced by a 27 basis point improvement in the net interest margin to 2.92% compared with 2.65% in the second quarter of 2009.

For the third quarter of 2008, net interest revenue was $14.4 million and our net interest margin was 3.25%.  The net interest margin has declined 33 basis points since the third quarter of last year as a result of numerous interest rate cuts by the Federal Reserve and the negative impact of reduced interest income associated with the increase in non-performing assets over the past year.  Approximately 50.7% of BancTrust’s loan portfolio is tied to variable interest rates.

Total loans have declined 1.7% since September 30, 2008, because of a slowdown in economic activity in our coastal markets and an increase in other real estate owned (OREO).  Total loans were down $25.4 million to $1.5 billion at September 30, 2009, compared with the same time in 2008.

“Our focus has been on credit quality throughout our franchise and particularly in our Florida market, and we are pleased with the results that occurred during the quarter,” stated Mr. Lamar. Non-performing loans declined 4.8% to $119.7 million in the third quarter of 2009 compared with the linked second quarter total of $125.7 million. Renegotiated loans, all of which are accruing interest, account for 10.5% of non-performing loans at September 30, 2009. Other real estate owned also declined in the latest quarter to $49.9 million at September 30, 2009 compared with $51.8 million at June 30, 2009.  BancTrust had $69.9 million in non-performing loans and $46.7 million of OREO at September 30, 2008. For the second consecutive quarter, loans that were 30 days past due and accruing interest were approximately 1.35% of total loans.

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BTFG Reports Improved Third Quarter Results

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BancTrust recorded a provision for loan losses of $1.7 million in the third quarter of 2009, a substantial reduction from the second quarter 2009 provision of $22.1 million and a slight reduction from the $1.9 million provision in the third quarter of 2008. Net charge-offs also declined in the third quarter of 2009 to $2.8 million compared with $10.9 million in the second quarter of 2009 and compared to $1.0 million in the third quarter of 2008.  The allowance for loan losses was 3.20% of total loans at September 30, 2009, compared with 3.27% in the second quarter of 2009 and 1.65% in the third quarter of 2008.

“We strengthened our allowance for loan losses over the past year to account for the deterioration in the economy, particularly the soft real estate conditions in our Florida market,” continued Mr. Lamar.  “We utilized some of our reserves in the third quarter to account for write-offs previously reserved for.  We expect to further utilize our reserves in coming quarters as problem loans are moved through our system.  We remain diligent in protecting our strong capital base to buffer BancTrust from any prolonged weakness in the economy.”

Total non-interest revenue increased 2.4% to $5.7 million in the third quarter of 2009 compared with $5.6 million in the third quarter of 2008.   Some of the increase was due to securities gains and higher other income, offset partially by lower trust department income and service charges.

We are pleased to report total non-interest expense was down 6.7% to $16.7 million in the third quarter of 2009 compared with $17.9 million in the third quarter of 2008.  BancTrust’s cost-cutting initiatives are continuing. These initiatives contributed to lower expenses for salaries and employee benefits, lower furniture and equipment expenses and lower net occupancy expenses in the third quarter of 2009 compared with the same quarter last year.  Other expenses rose because of increased FDIC insurance costs ($580,000) and higher carrying costs for other real estate ($425,000), partially offset by a $1,046,000 decrease in loss on OREO compared with the third quarter of 2008.

BancTrust was classified as well-capitalized at the end of the third quarter of 2009.  Total risk-based capital was 12.9% for the holding company and 14.0% for the bank, compared with a regulatory requirement of 10.0% for a well-capitalized institution and a minimum regulatory requirement of 8.0%.  Tier 1 risk-based capital was 11.6% for the holding company and 12.7% for the bank, both measures significantly above the requirement of 6.0% for a well-capitalized institution and minimum regulatory requirement of 4.0%.

Nine Months Results

Net loss available to common shareholders for the first nine months of 2009 was $124.7 million compared with net income of $4.7 million for the first nine months of 2008.  Net loss available to common shareholders per diluted share was $7.08 for the first nine months of 2009 compared with net income of $0.27 for the same period in 2008. The 2009 results included a $97.4 million ($5.53 per diluted share) non-cash write-off of goodwill and $2.3 million, or $0.13 per diluted share, in preferred stock dividends.

Net interest income was $38.7 million in the first nine months of 2009 compared with $47.4 million in the first nine months of 2008.  The decline in interest income was due primarily to a 69 basis point decrease in the net interest margin compared with the first nine months of 2008.  We are pleased that trend was reversed in the third quarter. BancTrust’s increase in non-performing assets over the past year also contributed to the decline in net interest income and net interest margin, a trend that was also reversed in the third quarter.

The provision for loan losses rose to $34.9 million in the 2009 period compared with $7.2 million in the 2008 period.  The increase in the provision since last year was due primarily to increased charge-offs and a higher level of non-performing loans.  At September 30, 2009, non-performing assets totaled $169.6 million compared with $116.6 million at September 30, 2008.

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BTFG Reports Improved Third Quarter Results

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Non-interest income increased 0.7% to $17.6 million in the first nine months of 2009 compared with $17.5 million in the first nine months of 2008.  The 2009 results included a $2.9 million increase in security gains offset partially by decreased trust department revenue and service charges. The 2008 results included a $1.1 million gain on the sale of an interest rate floor contract.

Non-interest expense, excluding the $97.4 million charge for goodwill impairment, increased to $61.9 million in the first nine months of 2009 compared with $51.0 million in the first nine months of 2008.  The increase was due primarily to a $9.9 million loss/write down on OREO, increased FDIC insurance costs and higher carrying costs related to OREO compared with 2008.

BancTrust’s Board of Directors did not declare a dividend for the fourth quarter of 2009.  “Our Board of Directors will continue to evaluate the advisability of future cash dividends, keeping in mind our goals of maintaining a strong capital base and building long-term shareholder value,” stated Mr.  Lamar.

About BancTrust Financial Group, Inc.

BancTrust Financial Group, Inc. is a registered bank holding company headquartered in Mobile, Alabama.  The Company provides an array of traditional financial services through 42 bank offices in the southern two-thirds of Alabama and 9 bank offices in northwest Florida.  BancTrust’s common stock is listed on the NASDAQ Global Select Market under the symbol BTFG.

Additional information concerning BancTrust Financial Group can be accessed at www.banktrustonline.com by following the link to investor relations.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning and subject to the protection of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements can be identified by the use of words such as  “expect,” “may,” “could,” “intend,” “project”, ”hope,” “schedule,””outlook,” “estimate,” “anticipate,” “should,” “will,” “plan,” “believe,” “continue,” “predict,” “contemplate” and similar expressions. Our ability to accurately project results or predict the future effects of our plans and strategies is inherently limited. Although we believe that the expectations reflected in our forward-looking statements are based on reasonable assumptions, actual results and performance could differ materially from those set forth in the forward-looking statements.  Our forward-looking statements are based on information presently available to  management and are subject to various risks and uncertainties, in addition to the inherent uncertainty of predictions, including, without limitation, risks that competitive pressures among depository and other financial institutions may increase significantly; changes in the interest rate environment may reduce margins; general economic conditions may be less favorable than expected, resulting in, among other things, a further deterioration in credit quality and/or a reduction in demand for credit; legislative or regulatory changes, including changes in accounting standards and changes resulting from the recently enacted Emergency Economic Stabilization Act of 2008, American Recovery and Reinvestment Act of 2009 and programs enacted by the U. S. Treasury and BancTrust’s regulators to address capital and liquidity concerns in the financial system, may adversely affect the business in which BancTrust is engaged; BancTrust may be unable to obtain required shareholder or regulatory approval or financing for any proposed acquisition or other strategic or capital raising transactions; costs or difficulties related to the integration of BancTrust’s businesses may be greater than expected; deposit attrition, customer loss or revenue loss following acquisitions may be greater than expected; competitors may have greater financial resources and develop products that enable these competitors to compete more successfully than BancTrust can compete; and the other risks described in  BancTrust’s SEC reports and filings under “Cautionary Note Concerning Forward-Looking Statements” and “Risk Factors.” You should not place undue reliance on forward-looking statements, since the statements speak only as of the date that they are made. BancTrust has no obligation and does not undertake to publicly update, revise or correct any of its forward-looking statements after the date of this press release, or after the respective dates on which such statements otherwise are made, whether as a result of new information, future events or otherwise.

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BTFG Reports Improved Third Quarter Results

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BANCTRUST FINANCIAL GROUP, INC.
(BTFG)
Financial Highlights (Unaudited)
(In thousands, except per share amounts)

	Quarter Ended					Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,
	2009	2009	2009	2008	2008	2009	2008

EARNINGS:
Interest revenue	$21,399	$21,066	$21,911	$24,210	$25,266	$64,376	$83,882
Interest expense	7,817	8,669	9,149	10,697	10,898	25,635	36,491

Net interest revenue	13,582	12,397	12,762	13,513	14,368	38,741	47,391

Provision for loan losses	1,725	22,050	11,100	8,086	1,863	34,875	7,174

Trust revenue	866	926	926	1,138	1,018	2,718	3,018
Service charges on deposit accounts	2,379	2,312	2,271	2,697	2,802	6,962	8,372
Securities gains	667	4	2,299	135	3	2,970	51
Gain on sale of interest rate floor	0	0	0	0	0	0	1,115
Other income, charges and fees	1,807	1,716	1,456	1,503	1,764	4,979	4,957
Total non-interest revenue	5,719	4,958	6,952	5,473	5,587	17,629	17,513

Salaries, pensions and other employee benefits	6,915	7,449	7,356	7,598	7,626	21,720	23,675
Net occupancy, furniture and equipment expense	2,757	2,599	2,676	2,954	2,998	8,032	9,137
Intangible amortization	687	688	687	780	949	2,062	2,721
Goodwill Impairment	0	97,367	0	0	0	97,367	0
Loss (gain) on other real estate, net	663	9,340	1,643	301	1,709	11,646	1,709
FDIC insurance assessment	778	2,290	389	404	198	3,457	477
Other real estate carrying cost	685	1,505	528	405	260	2,718	902
Other non-interest expense	4,226	4,200	3,874	4,199	4,166	12,300	12,407
Total non-interest expense	16,711	125,438	17,153	16,641	17,906	159,302	51,028
(Loss) income before income taxes	865	(130,133)	(8,539)	(5,741)	186	(137,807)	6,702
Income tax expense (benefit)	79	(12,217)	(3,261)	(2,249)	(37)	(15,399)	1,954
Net income (loss)	786	(117,916)	(5,278)	(3,492)	223	(122,408)	4,748

Effective preferred stock dividend	756	761	745	111	0	2,262	0

Net (loss) income to common shareholders	$30	$(118,677)	$(6,023)	$(3,603)	$223	$(124,670)	$4,748

(Loss) earnings per common share:
Total
Basic	0.00	(6.74)	(0.34)	(0.21)	$0.01	$-7.08	$0.27
Diluted	0.00	(6.74)	(0.34)	(0.21)	0.01	-7.08	0.27

Cash dividends declared per common share	$0.00	$0.01	$0.025	$0.13	$0.13	$0.035	$0.39

Book value per common share	$6.61	$6.55	$13.32	$13.80	$14.00	$6.61	$14.00

Common shares outstanding	17,634	17,629	17,594	17,555	17,548	17,634	17,548
Basic average common shares outstanding	17,634	17,613	17,588	17,555	17,548	17,612	17,535
Diluted average common shares outstanding	17,634	17,613	17,715	17,712	17,721	17,612	17,689

STATEMENT OF CONDITION:	09/30/09	06/30/09	03/31/09	12/31/08	09/30/08	09/30/09	09/30/08
Cash and cash equivalents	$94,724	$159,619	$201,967	$85,069	$99,638	$94,724	$99,638
Securities available for sale	304,461	270,771	208,655	221,879	215,126	304,461	215,126
Loans and loans held for sale	1,496,258	1,498,336	1,532,003	1,533,806	1,521,704	1,496,258	1,521,704
Allowance for loan losses	(47,903)	(49,008)	(37,872)	(30,683)	(25,116)	(47,903)	(25,116)
Goodwill	0	0	97,367	97,367	97,506	0	97,506
Other intangible assets	7,415	8,102	8,790	9,477	10,256	7,415	10,256
Other assets	181,114	186,834	174,750	171,262	169,774	181,114	169,774
Total assets	$2,036,069	$2,074,654	$2,185,660	$2,088,177	$2,088,888	$2,036,069	$2,088,888

Deposits	$1,738,430	$1,777,471	$1,770,933	$1,662,477	$1,687,116	$1,738,430	$1,687,116
Short term borrowings	20,000	20,000	20,000	20,000	959	20,000	959
FHLB borrowings and long term debt	93,087	93,125	93,209	93,398	134,473	93,087	134,473
Other liabilities	20,510	21,264	19,954	22,914	20,677	20,510	20,677
Preferred stock	47,454	47,323	47,194	47,085	0	47,454	0
Common shareholders' equity	116,588	115,471	234,370	242,303	245,663	116,588	245,663
Total liabilities and shareholders' equity	$2,036,069	$2,074,654	$2,185,660	$2,088,177	$2,088,888	$2,036,069	$2,088,888

	Quarter Ended					Nine Months Ended
	09/30/09	06/30/09	03/31/09	12/31/08	09/30/08	09/30/09	09/30/08
AVERAGE BALANCES:
Total assets	$2,049,546	$2,163,702	$2,139,138	$2,072,075	$2,088,019	$2,117,134	$2,131,315
Earning assets	1,865,263	1,889,139	1,848,420	1,766,228	1,774,193	1,867,669	1,827,521
Loans	1,491,762	1,525,170	1,533,361	1,521,737	1,542,183	1,516,612	1,572,870
Deposits	1,752,623	1,753,792	1,710,054	1,670,043	1,677,430	1,738,979	1,717,575
Common shareholders' equity	116,001	231,964	242,563	246,079	247,008	196,379	248,713

PERFORMANCE RATIOS:

Return on average assets	0.15%	-21.86%	-1.00%	-0.67%	0.04%	-7.73%	0.30%
Return on average common shareholders' equity	0.10%	-205.21%	-10.07%	-5.82%	0.36%	-84.88%	2.55%
Net interest margin (tax equivalent)	2.92%	2.65%	2.83%	3.08%	3.25%	2.80%	3.49%

ASSET QUALITY:

Ratio of non-performing assets to total assets	8.33%	8.56%	7.23%	5.91%	5.58%	8.33%	5.58%
Ratio of allowance for loan losses to total loans, net of unearned income	3.20%	3.27%	2.47%	2.00%	1.65%	3.20%	1.65%
Net loans charged-off to average loans (annualized)	0.75%	2.87%	1.03%	0.66%	0.27%	1.56%	0.47%
Ratio of ending allowance to total non-performing loans	40.02%	39.00%	35.07%	42.32%	35.94%	40.02%	35.94%

CAPITAL RATIOS:

Average common shareholders' equity to average total assets	5.66%	10.72%	11.34%	11.88%	11.83%	9.28%	11.67%
Dividend payout ratio	N/A	N/A	N/A	N/A	1300.00%	N/A	144.44%

For additional information contact: F. Michael Johnson (251) 431-7813.

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